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Exhibit 99.1

INVERNESS MEDICAL INNOVATIONS ANNOUNCES

FIRST QUARTER 2004 RESULTS

WALTHAM, MA...April 29, 2004...Inverness Medical Innovations, Inc. (AMEX: IMA), a leading manufacturer and marketer of rapid diagnostic products for the consumer and professional markets, today announced its financial results for the quarter ended March 31, 2004.

For the first quarter of 2004, Inverness Medical Innovations reported net loss under accounting principles generally accepted in the United States of America ("GAAP") of $2.2 million, compared to net income of $2.3 million in the first quarter of 2003. Net loss available to common stockholders was $2.9 million, or $0.15 per diluted share, in the first quarter of 2004 compared to net income available to common stockholders of $2.1 million, or $0.14 per diluted share, for the first quarter of 2003. The Company's reported loss in its 2004 first quarter results under GAAP included a charge of $2.9 million, net of tax effect, or $0.14 per diluted share, to write-off unamortized deferred financing costs and record prepayment fees in connection with the repayments of borrowings under the Company's primary senior credit facility and certain subordinated promissory notes with the proceeds from the Company's bond offering in February 2004. Excluding this charge and the non-cash discounts and redemption interest related to redeemable convertible preferred stock, which would have reduced earnings available to common stockholders under GAAP, the Company's reported income for the first quarter of 2004 would have been $745,000, or $0.04 per diluted share, compared to $2.3 million, or $0.15 per diluted share, for the first quarter of 2003.

In the first quarter of 2004, the Company recorded net revenues of $90.7 million compared to net revenues of $65.1 million in the first quarter of 2003. The revenue increase was primarily due to the revenues contributed by product lines acquired from Abbott Laboratories on September 30, 2003, Applied Biotech, Inc., which was acquired on August 27, 2003, the launch of the Company's digital pregnancy test in June 2003, the supply of Pfizer's e.p.t digital pregnancy test which commenced in December 2003 and currency translation.

A detailed reconciliation of the Company's income excluding non-recurring items and certain non-operating charges and income, which is a non-GAAP financial measure, to net income or loss under GAAP is included in the schedules to this press release.

The Company will host a conference call beginning at 10:00 a.m. (Eastern Time) today, April 29, 2004, to discuss these results as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company's responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call can be accessed by dialing 973-935-8506 (domestic and international), an access code is not required, or via a link on the Inverness website at www.invernessmedical.com and www.calleci.com. A telephone replay of the call will be available by dialing 973-341-3080 (domestic and international) with an access code of 4713308. That replay will be available until 12:00 midnight (Eastern Time) on May 1, 2004. An on demand webcast of the call will be available at the Inverness website (www.invernessmedical.com/News.htm) two hours after the end of the call and will be accessible for 12 months. Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the same website beginning shortly before the conference call and will continue to be available on this website for 12 months.

For more information about Inverness Medical Innovations, please visit our website at www.invernessmedical.com.

Inverness Medical Innovations is a leading global developer of advanced diagnostic devices and is presently exploring new opportunities for its proprietary electrochemical and other technologies in a variety of professional diagnostic and consumer-oriented applications including immuno-diagnostics with a focus on women's health, cardiology and infectious disease. The Company's new product development efforts, as well as its position as a leading supplier of consumer pregnancy and fertility/ovulation tests and rapid point-of-care diagnostics, are supported by the strength of its intellectual property portfolio. The Company is headquartered in Waltham, Massachusetts.

Source: Inverness Medical Innovations

Inverness Medical Innovations, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in $000s, except per share amounts)

	Three Months Ended March 31,
	2004		2003
			(restated)
Net revenues	$90,701		$65,102
Cost of sales	53,741		35,272

Gross profit	36,960		29,830
Operating expenses:
Research and development	7,423		4,685
Selling, general and administrative	24,871		19,907
Stock-based compensation	—		6

Total operating expenses	32,294		24,598

Operating income	4,666		5,232
Interest and other income (expense), net	(7,323)		(2,083)
Income tax (benefit) provision	(478)		856

Net (loss) income	$(2,179)		$2,293

Non-cash amortization of discounts and dividends on preferred stock	(749)		(173)
Net (loss) income available to common stockholders	$(2,928)		$2,120

Net (loss) income per common share:
Basic	$(0.15)		$0.15
Diluted	$(0.15	)(a)	$0.14	(b)
Weighted average shares—basic	19,216		13,800
Weighted average shares—diluted	19,216	(a)	15,795	(b)

(a)
For the first quarter of 2004, potential diluted shares were not used in the calculation of diluted loss per share because inclusion thereof would be antidilutive.

(b)
For the first quarter of 2003, 344,000 shares issuable for convertible debt were dilutive. However, if the convertible debt was converted into common shares, then the related interest expense would not have been incurred and deducted from income available to stockholders. Consequently, for the first quarter of 2003, $44,000 in interest related to the convertible debt was added back to net income available to stockholders in the calculation of diluted income per share under the if-converted assumption. On the other hand, for the first quarter of 2003, shares of preferred stock are not included in the calculation of diluted income per share because inclusion thereof, together with the reversal of related redemption interest as if such securities were converted at the beginning of the period, would be antidilutive.

Inverness Medical Innovations, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in $000s)

	March 31, 2004	December 31, 2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,142	$24,622
Accounts receivable, net	55,560	55,418
Inventories	50,772	47,043
Prepaid expenses and other current assets	12,539	11,777

Total current assets	145,013	138,860
PROPERTY, PLANT AND EQUIPMENT, NET	58,219	56,999
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	335,685	336,077
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	13,172	11,532

Total assets	$552,089	$543,468

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$13,666	$14,512
Other current liabilities	73,693	79,128

Total current liabilities	87,359	93,640
LONG-TERM LIABILITIES:
Notes payable, net of current portion	177,757	161,669
Other long-term liabilities	12,523	12,425

Total long-term liabilities	190,280	174,094
REDEEMABLE CONVERTIBLE PREFERRED STOCK	—	6,185

TOTAL STOCKHOLDERS' EQUITY	274,450	269,549

Total liabilities and stockholders' equity	$552,089	$543,468

Inverness Medical Innovations, Inc. and Subsidiaries

Reconciliation of net (loss) income to income excluding non-recurring items and certain non-operating charges and income (a)

(in $000s, except per share amounts)

	Three Months Ended March 31,
	2004		2003
			(restated)
Net (loss) income under generally accepted accounting principles	$(2,179)		$2,293
Non-recurring items, net of tax effect:
None
Certain non-operating charges and income other than non-recurring items, net of tax effect:
Write-off of financing costs and prepayment fees incurred in connection with early extinguishment of debt	2,924

Total non-recurring items and certain non-operating charges and income, net of tax effect	2,924		—

Income excluding non-recurring items and certain non-operating charges and income	$745		$2,293

Weighted average common shares—diluted	20,783	(b)(c)	15,795

Diluted net income per common share, excluding non-recurring items and certain non-operating charges and income (b)	$0.04	(c)	$0.15

(a)
When internally evaluating the performance of the Company's business, management generally excludes from income or loss non-recurring items and certain non-operating charges and income, other than items classified as non-recurring items, that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular non-operating charge meets these criteria, management considers all of the facts and circumstances relating to its incurrence. Management believes that excluding such non-recurring items and non-operating charges and income from income or loss allows investors and management to evaluate and compare the Company's operating results from continuing operations from period to period in a meaningful and consistent manner. It should be noted that income or loss excluding such charges and income is not a standard financial measurement under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP.

(b)
In addition to the non-recurring and non-operating charges listed above, the diluted net income per common share, as shown above, excludes amortization of non-cash discounts and redemption interest on preferred stock which are included in net (loss) income per common share calculated in accordance with GAAP. The charges for non-cash discounts and redemption interest on preferred stock that are excluded above total $749,000, or $0.04 per dilutive common share, for the three months ended March 31, 2004 and $173,000, or $0.01 per dilutive common share, for the three months ended March 31, 2003. Because all issued preferred stock have been converted into common stock on January 14, 2004, such shares have been included in basic and diluted weighted average share calculations. There will be no amortization of non-cash discounts and redemption interest in future periods, that would reduce earnings available to common stockholders.

(c)
Included in the weighted average dilutive common shares for the first quarter of 2004 are dilutive shares consisting of 998,000 common stock equivalent shares from the potential exercise of stock options and warrants and 569,000 shares of unvested restricted stock. However, 344,000 shares issuable for convertible debt are not included in the calculation of diluted net income per common share, as shown above, because inclusion thereof, together with the reversal of related redemption interest as if such securities were converted at the beginning of the period, would be antidilutive.

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  Exhibit 99.1
INVERNESS MEDICAL INNOVATIONS ANNOUNCES FIRST QUARTER 2004 RESULTS
Inverness Medical Innovations, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (in $000s, except per share amounts)
Inverness Medical Innovations, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (in $000s)
Inverness Medical Innovations, Inc. and Subsidiaries Reconciliation of net (loss) income to income excluding non-recurring items and certain non-operating charges and income (a) (in $000s, except per share amounts)